EXHIBIT 99.1

NATUS MEDICAL ISSUES UPDATED THIRD QUARTER FINANCIAL INFORMATION

SAN CARLOS, Calif. (November 12, 2004) – Natus Medical Incorporated (Nasdaq NM: BABY) today issued updated financial information for the three and nine months ended September 30, 2004.

In the financial results press release issued by Natus on November 9, 2004, the financial effect of the June 2004 restructuring initiatives undertaken by Natus were inadvertently allocated to the wrong operating expense line items. For both the three and nine month periods ended September 30, 2004, marketing and sales expense was overstated by $469,000 and general and administrative expense was understated by a like amount. The allocation had no effect upon gross profit, total operating expenses, net income or earnings per share. Amounts in the second quarter 2004 financial results press release issued on August 10, 2004 were reported properly. Financial statements for the three and nine month periods ended September 30, 2004 and 2003 reflecting this correction are attached to this release.

About Natus Medical

Natus develops, manufactures, and markets products for the detection, treatment, monitoring, and tracking of common disorders in newborns. Natus products are marketed under well-recognized brand names such as ALGO®, Neometrics™, Echo-Screen®, and neoBLUE™. Natus, headquartered in San Carlos, California, markets and sells its products worldwide through a direct sales force in the U.S. and the U.K., and through distributors in over 50 other countries. Additional information about Natus Medical can be found at www.natus.com.

Natus®, AABR®, ALGO®, ALGO 1e®, ALGO 2®, ALGO DataBook®, 70/40®, Ear Couplers®, Flexicoupler®, Jelly Tab®, Jelly Button®, and MiniMuffs® are registered trademarks of Natus. Natus Elite™, Convert2Natus™, neoBLUE™, neoBLUE mini™, Neometrics™, Metabolic Screening Database System (MSDS)™, Case Management System (CMS)™, Voice Response System (VRS)™, Web Electronic Birth Page (Web-EBP)™, and Accuscreen™ are non-registered trademarks of Natus. Solutions for Newborn CareSM is a non-registered service mark of Natus. Echo-Screen®, AOAE®, and Cochlea-Scan® are registered trademarks of Fischer-Zoth GmbH, a subsidiary of Natus.

(Tables Follow)

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NATUS MEDICAL INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and equivalents	$10,662	$9,435
Short-term investments	23,078	28,200
Accounts receivable, net of allowance for doubtful accounts of $ 421 in 2004 and $395 in 2003	6,567	5,682
Inventories	4,379	5,263
Prepaid expenses and other current assets	513	528
Total current assets	45,199	49,108

Property and equipment, net	2,549	2,668
Long-term investment	—	341
Deposits and other assets	31	111
Intangibles, net	7,415	3,594
Goodwill	1,700	1,198
Total assets	$56,894	$57,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$1,571	$1,659
Accrued liabilities	4,149	2,229
Deferred revenues	301	500
Total liabilities	6,021	4,388

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value, 120,000,000 shares authorized; shares issued and outstanding: 17,143,373 in 2004 and 16,511,874 in 2003	89,167	87,038
Deferred stock compensation	(2)	(33)
Accumulated deficit	(38,420)	(34,495)
Accumulated other comprehensive income	128	122
Total stockholders’ equity	50,873	52,632

Total liabilities and stockholders’ equity	$56,894	$57,020

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Sept 30, 2004	Sept 30, 2003	Sept 30, 2004	Sept 30, 2003
Revenue	$9,011	$7,669	$25,980	$21,393
Cost of revenue	3,864	3,358	11,370	8,718
Gross profit	5,147	4,311	14,610	12,675

Operating expenses:
Marketing and selling	2,318	3,171	8,399	9,656
Research and development	670	913	2,648	2,764
General and administrative	1,180	1,327	5,204	3,810
Restructuring cost	—	—	776	—
Acquired in-process research and development	550	—	550	—
Total operating expenses	4,718	5,411	17,577	16,230

Income (loss) from operations	429	(1,100)	(2,967)	(3,555)

Other income/(expense):
Interest income	117	34	313	362
Interest expense	—	(4)	(3)	(10)
Other income, net	(29)	118	(130)	140
Total other income/(expense)	88	148	180	492

Income (loss) before provision for income tax	517	(952)	(2,787)	(3,063)

Provision for income tax	65	1	66	2

Income (loss) from continuing operations	452	(953)	(2,853)	(3,065)

Discontinued operations	(305)	(16)	(1,072)	(16)

Net income (loss)	$147	$(969)	$(3,925)	$(3,081)

Earnings (loss) per share:
Basic:
Income (loss) from continuing operations	$0.03	$(0.06)	$(0.17)	$(0.19)
Loss from discontinued operations	$(0.02)	$—	$(0.06)	$—
Net income (loss)	$0.01	$(0.06)	$(0.23)	$(0.19)

Diluted:
Income (loss) from continuing operations	$0.03	$(0.06)	$(0.17)	$(0.19)
Loss from discontinued operations	$(0.02)	$—	$(0.06)	$—
Net income (loss)	$0.01	$(0.06)	$(0.23)	$(0.19)

Weighted-average shares used to compute
Basic earnings per share	17,011	16,454	16,740	16,388
Diluted earnings per share	17,899	16,454	16,740	16,388

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF EARNINGS PER SHARE CALCULATION EXCLUDING IPR&D

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Sept 30, 2004	Sept 30, 2003	Sept 30, 2004	Sept 30, 2003
Income (loss) from continuing operations	$452	$(953)	$(2,853)	$(3,065)

NON-GAAP ADJUSTMENT:
Add back acquired in-process research and development	550	—	550	—

Pro-forma income (loss) from continuing operations excluding IPR&D	$1,002	$(953)	$(2,303)	$(3,065)

Diluted earnings per share from continuing operations excluding IPR&D	$0.06	$(0.06)	$(0.14)	$(0.19)

Weighted-average shares used to compute diluted earnings per share	17,899	16,454	16,740	16,388

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